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                                                                    EXHIBIT 10.1

                MEMORANDUM OF UNDERSTANDING AMENDING STIPULATIONS


         This is a Memorandum of Understanding ("MOU") in furtherance of the parties agreement to amend the Stipulations of Settlement dated October 5, 2000, October 11, 2000 and October 12, 2000 (collectively the "Stipulations") between and among the plaintiffs in In re Prison Realty Securities Litigation, Civ. No. 3:99-0452 (M.D. Tenn); In re Old CCA Securities Litigation, Civ. No. 3:99-0458 (M.D. Tenn) and Neiger v. Crants et. al., Civ. No. 3:99-1205 (M.D. Tenn) (collectively the "Federal Actions"); as well as Dasburg, S.A. v. Corrections Corporation of America, Civil Action No. 98-2391-III (Ch. Ct. Tenn.)(the "Dashburg Action"); Wanstrath v. Crants et. al., Civil Action No. 99-1719-III (Ch. Ct. Tenn.); and Bernstein v. Prison Realty Trust, Inc., Civil Action No. 99-3794-II (Ch. Ct. Tenn.)(collectively "the Actions") and defendants in each of the Actions.

         The Stipulations provided that Prison Realty Trust Inc. and/or its successors in interest ("CXW") would issue a total of 17,235,000 shares of CXW common stock, which stock had a guaranteed value of $4 3/8 per share.

         The parties have mutually agreed that this MOU reflects an intent by the parties to amend certain terms of the Stipulations. All terms not specifically addressed in this amendment to the Stipulations shall remain unaltered and in full force and effect. Therefore, it is agreed that, subject to its ability to issue shares of common stock without being delisted by the New York Stock Exchange, CXW shall now issue a fixed number of CXW shares of common stock totaling 51,500,000 to the class members in the Federal Actions, the Dasburg Action, and plaintiffs' counsel in all of the Actions, which shares shall be freely tradeable at the time of issuance (the "Stock Consideration"). The agreement to issue the Stock Consideration shall replace defendants' obligation to issue 17,235,000 shares of CXW common stock which were subject to the guarantee

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provisions as reflected in paragraph 2.1(c) of the Stipulations executed on
October 11, 2000 and October 12, 2000. The date when CXW common stock is actually issued pursuant to the Stipulations, as amended hereby, shall be referred to herein as the "Distribution Date."

         Additionally, subject to CXW's ability to obtain any necessary waivers or consents from its existing lenders, CXW shall issue, solely with respect to the class members in the Federal Actions and the Dasburg Action, a subordinated note, in the amount of $29 million which shall accrue interest at 6% and which interest shall not be payable until the maturity of the note on January 3, 2005, under certain circumstances (the "Note").

         Defendants' obligation pursuant to the Note shall be extinguished if, for any 15 consecutive trading days following the Distribution Date, the average trading price of CXW's common stock equals or exceeds the "Termination Price", which price will be based on the average trading price of CXW's common stock for the three (3) trading days prior to the date of final approval of the last of the Actions to be approved. If the average trading price of CXW common stock for this three day period is $0.34 per share or less, the Termination Price shall be $1.06 per share. If CXW's trading price for this three day period is between $0.34 and $0.53 per share, the Termination Price shall be the average price for the three day period, plus $0.72 per share. If CXW's trading price for this three day period is $0.53 per share or more, the Termination Price shall be $1.25 per share. These Termination Prices and trading prices detailed herein shall be adjusted to account for CXW stock splits, stock dividends, mergers, recapitalizations, reorganizations, or other corporate transactions prior to the Distribution Date.

         On January 3, 2005, the amount to be paid pursuant to the Note shall be computed as the $29 million principal amount, plus accrued interest, less any appreciation in the value of the Stock Consideration. The appreciation in the value of the Stock Consideration shall be calculated by


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multiplying 51,500,000 (i.e., the number of shares issued as the Stock
Consideration) by the excess of the average trading price of CXW common stock for the 50 consecutive trading days prior to January 3, 2005 (i.e., the maturity date) over the common stock trading price on the three (3) trading days prior to the date of final approval of the last of the Actions to be approved (i.e., the date the Termination Price is set), subject to the collar of .34 to .53 per share set forth in the paragraph above. To the extent the appreciation in the value of the Stock Consideration exceeds the principal amount of the Note plus accrued interest, the Note shall be extinguished without any payment due.

         The parties agree to use their best efforts to prepare amendments to the Stipulations of Settlement in the Actions and all accompanying documents to reflect these terms and conditions and to use their best efforts to obtain final approval from the respective courts of the settlements. If Defendants are unable to issue the shares of stock contemplated herein, without being delisted by the New York Stock Exchange, or do not obtain such waivers and consents described above prior to the execution of an amendment to the Stipulation of Settlement, the parties agree that this amendment shall be null and void and the parties shall return to the positions held by them as of December 13, 2000.


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Dated:   December 14, 2000

COUNSEL FOR PZN PLAINTIFFS                                COUNSEL FOR ALL DEFENDANTS
                                                          OTHER THAN DEFENDANT CUNY
/s/           DARREN ROBBINS
---------------------------------------
William S. Lerach                                         /s/               BRUCE D. ANGIOLILLO
Darren Robbins                                            -----------------------------------------------------
                                                          Bruce D. Angiolillo
                                                          John K. Kim

/S/          DANIEL C. GIRARD
---------------------------------------
Daniel C. Girard
Robert A. Jigarjian


COUNSEL FOR OLD CCA PLAINTIFFS                            COUNSEL FOR DEFENDANT CUNY

/s/          JEFFREY C. BLOCK                             /s/               JOHN T. MONTGOMERY
---------------------------------------                   -----------------------------------------------------
Glen DeValerio                                            John T. Montgomery
Jeffrey C. Block


COUNSEL FOR NEIGER PLAINTIFFS

/s/          STEVEN E. CAULEY
---------------------------------------
Steven E. Cauley


COUNSEL FOR WANSTRATH PLAINTIFFS

/s/        RICHARD S. SCHIFFRIN
---------------------------------------
Richard S. Schiffrin
Robert B. Weiser


COUNSEL FOR BERNSTEIN PLAINTIFFS

/s/           PAUL J. GELLER
---------------------------------------
Paul J. Geller


COUNSEL FOR DASBURG PLAINTIFFS

/s/         STANLEY M. CHERNAU
---------------------------------------
Stanley M. Chernau
